Exhibit 99.1

AMPEX Corporation

Forward-looking Statements

This presentation contains statements that are forward-looking. Such statements are based on our current and periodic reports filed with the SEC. Actual results could differ materially from those currently anticipated. Certain of the information contained herein is derived from independent research reports and similar sources, which are believed by us to be reliable but which we have not independently verified and for which we cannot be responsible. We undertake no duty or obligation to update any of the information contained in this presentation.

Background

Founded 1944 in Silicon Valley

Advanced data and image acquisition equipment for military, intelligence, aerospace

Licensing of digital imaging patent portfolio for consumer products

Generated from professional television business

Numerous patents

Consolidated Financial Results

2004 revenues $101.4 million

2004 net profit $47.1 million

EPS $12.35

The financial information contained herein is preliminary and subject to adjustment pending completion of the 2004 audit and restatement of prior period financial statements.

Business Segments – Data Acquisition Equipment

Net operating profit $1.5 million

2004 includes approximately $2.2 million of non-recurring expenses

Research development & engineering increased

Potential multi-year new product cycle

Extremely high variable profit margin

Replacing large installed base

Business Segments – Patent Licensing

Net operating profit $65.3 million

2004 includes $4.9 million of litigation expense

Sanyo and Sony settled

Eastman Kodak continuing

Current Products licensed

Digital video camcorders

Digital still cameras

DVD recorders

Opportunities in other products using similar technology

Cellular telephones with still or video cameras

Set-top cable TV recorders

Digital television receivers

Other

Licensing History

Major factor in professional television

11 technical Emmys

1 technical Oscar

Licensed consumer products (analog VCR) since 1968

Average annual VCR royalties $16 million from 1990 – 2000

As early patents expired added new patented features to extend life of patent licenses

Pioneered digital video

Digital special effects, digital time base correctors etc., in 1980’s

Introduced first commercial digital image compression system – DCT 1990’s

Digital image compression is now key enabler of many new digital imaging products

Cost

Size

Power consumption

Expansion in Addressable Markets

Digital image compression replaces previously distinct technologies

Electronics vs. chemical images

Still vs. video images

Wired vs. wireless

Core technology expanded Ampex licensing beyond VCR market

Digital video camcorders

Digital still cameras

DVD recorders

Pursuing additional markets using digital image compression

Camera-equipped cellular telephones – still and video

Set-top cable TV recorder boxes

Digital television receivers

Other

Key Patent Groups

Rapid image retrieval – expires Q2 2006

Image data shuffling – expires 2012

Feed forward quantization – expires 2013

High speed digital image decoding – expires 2014

Geographical Patent Coverage

Patent Category USA Europe Japan Korea Taiwan

Rapid Image Retrieval ✓ —- —- —- —-Image Data Shuffling ✓ ✓ ✓ ✓ ✓ Feed Forward Quantization ✓ ✓ —- ✓ ✓

High Speed Decoding ✓ ✓ ✓ —- —-

Market Size* - 2006

Product $ Billions

Digital video camcorders 9.4

Digital still cameras 31.6

DVD recorders 2.8

Camera-equipped cellular telephones 50.4

Set-top cable box recorders N/A

* Worldwide market – source IDC

Current Royalties

$ 72.9 million in 2004 royalties includes $40.0 million from Sony

Sony royalties prepaid for all products through Q1 2006

Sony payment covers multiple products

Digital video camcorders

Digital still cameras

Other

Allocation of Sony royalties to products not known

Products Licensed—Digital Video Camcorders

2004 royalties $6.4 million (plus a portion of Sony settlement)

Certain licensees have prepaid in prior years

Largest manufacturer (Sony) has not been paying

Expect significant royalty increase in 2006

$ 40.0 million Sony settlement includes digital video camcorders

Sony obligations prepaid through Q1 2006

After that date must pay running royalties

Multiple Ampex patents used

Certain Ampex patents required by industry standards

Products Licensed – Digital Still Cameras

2004 royalties $26 million (plus a portion of Sony settlement)

Certain licensees have prepaid

Other licensees will pay running royalties

Additional licenses signed Q1 2005 – more expected

License agreements cover all Ampex patents for use in digital still cameras

Through life of patents

Royalties based on sales of products that use patents

Licensees currently paying on rapid image retrieval patent only

Expires April 11, 2006

Only in effect in USA

Digital still camera licensing potential for additional patents

Patents have broad geographic coverage

Patents expire 2012 or later

Significantly higher royalties if worldwide patents used

Royalties could cease if cannot prove infringement

Litigation may be required to enforce additional patents

Products Licensed – DVD Recorders

2004 royalties < $1 million

One licensee currently

Commenced production in Q3 2004

Royalties based on current sales

Multiple patents licensed

License also include set-top cable TV recorders

Negotiating with additional manufacturers

Future Licensing Opportunities

Major focus on camera-equipped cellular telephones (still and video)

Notification letters sent to major manufacturers in Q4 2004

Technical discussions commencing in 2005

Multi-year negotiation process expected

Evaluating use of Ampex patents in

Set-top cable TV recorders

Digital television receivers

Licensing Strategy

Strategy to negotiate licenses for recurring revenue based on sales, not one-time settlements

Reasonable royalty rates

Different strategy from “patent bandits”

Must be prepared to litigate

Digital still camera notices of infringement sent in 2002

Technical discussions and numerous negotiations for two years

Litigation commenced May 2004

Sanyo and Sony have settled

Eastman Kodak is continuing

Canon and other licensees settled without litigation

May litigate additional still camera patents in 2005/6

Will litigate in other markets if necessary

Summary

Baseline profitability from

Manufacturing subsidiary

Digital video camcorder and DVD-R licensing

Significant royalty increase expected from these products in 2006

Digital still cameras

Predominantly US royalties in 2005

Potential to extend to worldwide royalties in 2006 if other patents are used

Royalties may cease in 2006 if other patents not used

Camera phones, set-top cable TV recorders and other products using similar core technology in technical evaluation or negotiating phase

New litigation may be necessary

Other factors

Approximately 3.9 million diluted shares outstanding

Interest expense of $9.7 million in 2004 will be minimized in 2005

Tax-loss carry forwards of $178.0 million to shelter future income

NASDAQ listing

Intention to apply in Q2 2005